EXHIBIT 4

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT,
FIRST AMENDMENT TO THE U.S. GUARANTEE AGREEMENT AND
FIRST AMENDMENT TO U.S. INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, FIRST AMENDMENT TO THE U.S. GUARANTEE AGREEMENT and FIRST AMENDMENT TO U.S. INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT, dated as of March 23, 2018, (this “Amendment”), is entered into among CROWN AMERICAS LLC, a Pennsylvania limited liability company (“Crown Americas”), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (“European Borrower”), each of the Subsidiary Borrowers party hereto, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”, and together with Crown Americas, European Borrower and the Subsidiary Borrowers, “Borrowers”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN HOLDINGS, INC. a Pennsylvania corporation (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”, and together with CCSC and Crown Holdings, “Parent Guarantors”), DEUTSCHE BANK AG CANADA BRANCH, as Canadian administrative agent, (“Canadian Administrative Agent”) for the Canadian Revolving Lenders, DEUTSCHE BANK AG LONDON BRANCH, as U.K. Administrative Agent (“U.K. Administrative Agent”) for the Multicurrency Revolving Lenders, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (“Administrative Agent”) for the Dollar Revolving Lenders and the Term A Lenders, the Required Lenders and the other parties hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

RECITALS:
WHEREAS, each of the Borrowers, Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the lenders from time to time party thereto and each of the other parties thereto have entered into that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2017, as amended by that certain Incremental Amendment No. 1 to Amended and Restated Credit Agreement, dated as of January 29, 2018, as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made available term loans and revolving credit facilities to Borrowers in accordance with the terms and conditions thereof;
WHEREAS, each of Crown Americas, the Administrative Agent and the Guarantors (as defined therein) party thereto have entered into that certain U.S. Guarantee Agreement dated as of December 19, 2013 (as supplemented prior to the date hereof, as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “U.S. Guarantee Agreement”);
WHEREAS, each of Crown Americas, the Guarantors party thereto and the Administrative Agent have entered into that certain U.S. Indemnity, Subrogation and Contribution Agreement dated as of December 19, 2013 (as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “U.S. Indemnity, Subrogation and Contribution Agreement”);
WHEREAS, pursuant to Section 12.1 of the Credit Agreement, the Borrowers have requested that the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement;
WHEREAS, pursuant to Section 12 of the U.S. Guarantee, the Guarantors have requested that the Administrative Agent and the Lenders amend certain provisions of the U.S. Guarantee Agreement; and

WHEREAS, pursuant to Section 6 of the U.S. Indemnity, Subrogation and Contribution Agreement, the Borrowers and the Guarantors have requested that the Administrative Agent amend certain provisions of the U.S. Indemnity, Subrogation and Contribution Agreement;
NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Credit Agreement Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 5 of this Amendment, the Credit Agreement is amended as follows (the “Credit Agreement Amendments”):

(a)Section 1.1 of the Credit Agreement is amended by amending and restating the following definitions in their entirety as follows:

“Guarantors” means (i) the Credit Parties (other than the Borrowers) and (ii) for purposes of Section 10.1(j) and Article XIV only, the Parent Guarantors, the U.S. Borrower, Crown Finance and the European Borrower.
“U.S. Borrower” means collectively and individually, as the context may require, each of Crown Americas LLC and any additional U.S. Subsidiary that (A) executes a U.S. Borrower Joinder Agreement substantially in the form of Exhibit 13 and (B) delivers to the Administrative Agent, to the extent not previously delivered, (1) the Additional Security Documents required pursuant to Section 7.14, (2) an opinion of counsel which covers matters reasonably satisfactory to Administrative Agent and (3) to the extent not previously delivered, all documentation and other information required under Section 5.1(f)(ii). Any additional U.S. Subsidiary (other than Crown Americas LLC) may be removed as a U.S. Borrower upon (i) execution and delivery by Crown Americas LLC of a written request providing for such removal and (ii) if not previously delivered, satisfaction of the conditions of Section 7.14 of the Credit Agreement, if applicable. For purposes of the definition of “Existing Non-U.S. Facilities”, the definition of “Parent Guarantor”, the definition of “Senior Notes 2023”, the definition of “Senior Notes 2026”, Section 2.1(a)(i), Article V, Section 6.8, Section 7.1 and Section 8.1(a)(iii), “U.S. Borrower” shall be defined to include only Crown Americas LLC and no other entity. Each reference to the “U.S. Borrower” in the Loan Documents shall be deemed to refer to this definition.
(b)Article II of the Credit Agreement is hereby amended by adding the following as a new Section 2.16:

“2.16    U.S. Borrower Representative. Each U.S. Borrower hereby appoints Crown Americas LLC as the borrowing agent for such U.S. Borrower, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each U.S. Borrower that such appointment has been revoked or that another U.S. Borrower or Affiliate of a U.S. Borrower has been appointed in such capacity.  Each U.S. Borrower hereby appoints and authorizes Crown Americas LLC (or its successor) (i) to provide to the Agents and the Lenders and receive from the Agents and the Lenders all notices with respect to Loans obtained for the benefit of any U.S. Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Crown Americas LLC deems appropriate on behalf of each U.S. Borrower and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  Any reference to any action or notice required or permitted to be taken or given hereunder and under the Loan Documents by “the U.S. Borrower” or “each U.S. Borrower” shall be effective if such action is taken, or such notice is delivered, by Crown Americas LLC (or its successor) or, as applicable, a Responsible Officer thereof.”
(c)Section 7.14(a) of the Credit Agreement is hereby amended by adding the following at the end of the first parenthetical:

“and other than a U.S. Subsidiary that executes a U.S. Borrower Joinder Agreement”
(d)Article XII of the Credit Agreement is hereby amended by adding the following as a new Section 12.23:

“12.23    Joint and Several Liability. (a) The obligations of any U.S. Borrower hereunder and under the other Loan Documents to which each U.S. Borrower is a party shall be joint and several and, as such, each U.S. Borrower shall be liable for all of such obligations of each other U.S. Borrower under this Agreement and the other Loan Documents to which any U.S. Borrower is a party. To the fullest extent permitted by law, the liability of each U.S. Borrower for the obligations under this Agreement and the other Loan Documents of the other applicable U.S. Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Creditor, (ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by such other applicable U.S. Borrower or any other Person against any Secured Creditor or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable U.S. Borrower or such U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable U.S. Borrower for the obligations hereunder or under any other Loan Document, or of such U.S. Borrower under this Section 12.23, in bankruptcy or in any other instance, in each case of the foregoing clauses (i) through (iii), other than a defense of payment or performance hereunder; provided that no U.S. Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents.
(b) Each U.S. Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments. Any amount paid to any U.S. Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments shall be held in trust for the benefit of the applicable Lenders and shall immediately be paid to the Administrative Agent for the benefit of the applicable Lenders and credited and applied against the obligations of the applicable U.S. Borrower pursuant to Section 2.2(c). In furtherance of the foregoing, for so long as any obligations of the U.S. Borrowers hereunder, any Letters of Credit or any Commitments remain outstanding, each U.S. Borrower shall refrain from taking any action or commencing any proceeding against any other U.S. Borrower (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made in respect of the obligations hereunder or under any other Loan Document of such other U.S. Borrower to any Secured Creditor.”
(e)Article XIV of the Credit Agreement is hereby amended by adding the following as a new Section 14.16:

“14.16 Guarantee of Each U.S. Borrower
. In order to induce Administrative Agent, the Facing Agents and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, each U.S. Borrower hereby, jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Facing Agents and the Lenders, the prompt and complete payment and performance by each Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and all Bank Related Debt (but not any Excluded Swap Obligations), and each U.S. Borrower further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Facing Agents or any Lender in enforcing any of their rights under the guarantee contained in this Article XIV. The guarantee contained in this Article XIV, subject to Section 14.6, shall remain in full force and effect until all Letters of Credit have terminated, the Obligations are paid in full and the Commitments are terminated.
Each U.S. Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent, any Facing Agent or any Lender on account of its liability under this Article XIV, it will notify such Agent, the applicable Facing Agent and such Lender in writing that such payment is made under the guarantee contained in this Article XIV for such purpose. No payment or payments made by any Borrower or any other Person or received or collected by any Agent, any Facing Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each U.S. Borrower under this Article XIV, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 14.6, the Obligations are paid in full and the Commitments are terminated.”
(f)The Exhibits to the Credit Agreement are hereby amended by including as new Exhibit 13 the “U.S. Borrower Joinder Agreement” set forth as Annex I to this Amendment.

2.U.S. Guarantee Agreement Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 5 of this Amendment, the U.S. Guarantee Agreement is amended as follows (the “U.S. Guarantee Amendments”):

(a)The third paragraph of the preamble to the U.S. Guarantee Agreement is hereby amended by replacing the reference to “U.S. Borrower” therein with “Crown Holdings.”

(b)Section 20 of the U.S. Guarantee Agreement is hereby amended by (i) replacing the phrase “U.S. Borrower that was not in existence on the date of the Credit Agreement” in such section with “Crown Holdings (subject to the exceptions set forth in Section 7.14 of the Credit Agreement)” and (ii) deleting the phrase “upon becoming a wholly-owned U.S. Subsidiary”.

(c)Annex I to the U.S. Guarantee Agreement is hereby amended by amending and restating paragraph C of the recitals thereto as follows:

“C.     The Guarantors have entered into the U.S. Guarantee Agreement in order to induce the Lenders to make Loans and the Facing Agents to issue Letters of Credit. Pursuant to Section 7.14 of the Credit Agreement, each wholly-owned U.S. Subsidiary of Crown Holdings (subject to the exceptions set forth in Section 7.14 of the Credit Agreement) is required to enter into the U.S. Guarantee Agreement as a Guarantor. Section 20 of the U.S. Guarantee Agreement provides that additional wholly-owned U.S. Subsidiaries of Crown Holdings (subject to the exceptions set forth in Section 7.14 of the Credit Agreement) may become Guarantors under the U.S. Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned wholly-owned U.S. Subsidiary of the Crown Holdings (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the U.S. Guarantee Agreement in order to induce the Lenders to make additional Loans and the Facing Agents to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.”
3.U.S. Indemnity, Subrogation and Contribution Agreement Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 5 of this Amendment, the U.S. Indemnity, Subrogation and Contribution Agreement is amended as follows (the “U.S. Indemnity Amendments” and together with the Credit Agreement Amendments and the U.S. Guarantee Amendments, the “Amendments”):

(a)Section 12 of the U.S. Indemnity, Subrogation and Contribution Agreement is hereby amended by (i) replacing the phrase “U.S. Borrower that was not in existence or not such a wholly-owned U.S. Subsidiary on the date of the Credit Agreement” in such section with “Crown Holdings (subject to the exceptions set forth in Section 7.14 of the Credit Agreement)” and (ii) deleting the phrase “upon becoming such a wholly-owned U.S. Subsidiary”.

(b)Annex I to the U.S. Indemnity, Subrogation and Contribution Agreement is hereby amended by amending and restating paragraph C of the recitals thereto as follows:

“C.
U.S. Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Facing Agents to issue Letters of Credit. Pursuant to Section 7.14 of the Credit Agreement, each wholly-owned U.S. Subsidiary of Crown Holdings (subject to the exceptions set forth in Section 7.14 of the Credit Agreement) is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Guarantor. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional wholly-owned U.S. Subsidiaries of Crown Holdings (subject to the exceptions set forth in Section 7.14 of the Credit Agreement) may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned wholly-owned U.S. Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Facing Agents to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.”

4.Representations and Warranties. To induce the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers and Parent Guarantors represent and warrant that, as of the Second Amendment Effective Date:

(a)Representations and Warranties. Both immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrowers and Parent Guarantors set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

(b)No Unmatured Event of Default or Event of Default. Immediately after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing.

(c)Corporate Authority. (i) Each Borrower and Parent Guarantor has the right and power and is duly authorized to execute this Amendment and to perform and observe the provisions of this Amendment, (ii) this Amendment has been duly executed and delivered by each Borrower and Parent Guarantor and is the legal, valid and binding obligation of each Borrower and Parent Guarantor, enforceable against such Borrower or Parent Guarantor, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Borrower and Parent Guarantor of this Amendment, does not and will not (A) contravene the terms of any of such Person’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(d)No Approvals, etc. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Second Amendment Effective Date and which remain in full force and effect on the Second Amendment Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Amendment.

5.Effectiveness of Amendments. The effectiveness of the Amendments are subject to the satisfaction of the following conditions precedent (the date upon which the Amendments become effective, the “Second Amendment Effective Date”):

(a)the execution and delivery of this Amendment by the Borrowers, the Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers on or prior to the Second Amendment Effective Date hereunder or under any other Loan Document, in each case to the extent invoiced at least three (3) Business Days prior to the Second Amendment Effective Date;

(c)No Unmatured Event of Default or Event of Default has occurred and is continuing; and

(d)The representations and warranties of the Borrowers and Parent Guarantors set forth in Section 3 hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

6.Reference to and Effect on Loan Documents.

(a)Ratification. The Borrowers and Parent Guarantors acknowledge and agree that, except as expressly set forth herein, (i) all of the terms and conditions of and their obligations under the Credit Agreement and the other Loan Documents and (ii) all guarantees, collateral, security interests, liens heretofore or hereafter granted to the Canadian Administrative Agent, the U.K. Administrative Agent or the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement and all other Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(b)No Waiver. Neither the execution, delivery and effectiveness of this Amendment, nor the making of future Loans under the Credit Agreement shall, directly or indirectly, operate as a waiver of any right, power or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents or a waiver of any Unmatured Event of Default or Event of Default, or constitute a course of dealing or other basis for altering any Obligation of any Borrower, Parent Guarantor or any other Person or any right, privilege or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

(c)References. Upon the effectiveness of this Amendment on the Second Amendment Effective Date, each reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(d)Loan Document. On and after the Second Amendment Effective Date, this Amendment shall constitute a “Loan Document” as defined under the Credit Agreement.

7.Miscellaneous.

(a)Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of each Borrower, Parent Guarantor, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders and their respective successors and assigns as set forth in the Loan Documents.

(b)Entire Agreement. This Amendment and the Loan Documents, as amended hereby, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

(c)Fees and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this Amendment.

(d)Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)Counterparts. This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.9 (CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.
[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Credit Agreement as of the date first above written.

CROWN AMERICAS LLC

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Laurent Watteaux
Name: Laurent Watteaux
Title: Administrateur & Président Directeur Général

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Senior Vice President & Chief Financial Officer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

Signature Page to Second Amendment to Credit Agreement

CROWN METAL PACKAGING CANADA LP
by its general partner, CROWN METAL PACKAGING CANADA INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

Signature Page to Second Amendment to Credit Agreement

CROWN UK HOLDINGS LIMITED

By:	/s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:	/s/ Rolf Wilke
Name: Rolf Wilke
Title: Managing Director

By:	/s/ Martin Kleiner
Name: Martin Kleiner
Title: Prokurist

CROWN VERPAKKING NEDERLAND BV

By:	/s/ John Beardsley
Name: John Beardsley
Title: President

Signature Page to Second Amendment to Credit Agreement

CROWN BEVERAGE PACKAGING, LLC.
CROWN CORK SEAL USA, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Assistant Treasurer

CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
FOREIGN MANUFACTURERS FINANCE CORPORATION
CR USA, INC.
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II
CROWN AMERICAS CAPITAL CORP. III
CROWN AMERICAS CAPITAL CORP. IV
CROWN AMERICAS CAPITAL CORP. V

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President and Treasurer

Signature Page to Second Amendment to Credit Agreement

DEUTSCH BANK AG NEW YORK BRANCH, in
its individual capacity and as Administrative Agent,
U.S. Collateral Agent and Euro Collateral Agent

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

By:	/s/ Maria Guinchard
Name: Maria Guinchard
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

DEUTSCH BANK AG LONDON BRANCH, as
U.K. Administrative Agent

By:	/s/ Auca Trifan
Name: Auca Trifan
Title: Managing Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

Signature Page to Second Amendment to Credit Agreement

DEUTSCH BANK AG CANADA BRANCH, as
Canadian Administrative Agent

By:	/s/ Dan Sooley
Name: Dan Sooley
Title: Chief Country Officer

By:	/s/ David Gynn
Name: David Gynn
Title: Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Patricia Delgrande
Name: Patricia Delgrande
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

INDUSTRIAL & COMMERICAL BANK OF
CHINA, as a Lender

By:	/s/ Brian Foley
Name: Brian Foley
Title: Director

By:	/s/ Christopher McKay
Name: Christopher McKay
Title: Director

Signature Page to Second Amendment to Credit Agreement

INTESA SANPAOLOS S.P.A., NEW YORK
BRANCH, as a Lender

By:	/s/ Franco Di Mario
Name: Franco Di Mario
Title: FVP and Head of Credit

By:	/s/ Manuela Insana
Name: Manuela Insana
Title: VP

Signature Page to Second Amendment to Credit Agreement

LENDERS:		MIZUHO BANK LTD

	By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Liwei Liu
Name: Liwei Liu
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Andrew Holtz
Name: Andrew Holtz
Title: Senior Vice President

If a second signature line is required:

By:
Name:
Title:

Signature Page to Second Amendment to Credit Agreement

LENDERS:		PNC BANK, NATIONAL ASSOCIATION,
as Lender

	By:	/s/ Denise DiSimone
Name: Denise DiSimone
Title: Senior Vice President

Signature Page to Second Amendment to Credit Agreement

PEOPLE'S UNITED BANK, as a Lender

By:	/s/ Jennie D. McElhone
Name: Jennie D. McElhone
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

COÖPERATIEVE RABOBANK U.A., NEW
YORK BRANCH, as a Lender

By:	/s/ Claire Laury
Name: Claire Laury
Title: Executive Director

By:	/s/ David Vernon
Name David Vernon
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE<
NEW YORK BRANCH, as a Lender

By:	/s/ Robert Robin
Name: Robert Robin
Title: Authorized Signatory

By:	/s/ Andrew Campbell
Name: Andrew Campbell
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

AGCHOICE FARM CREDIT, ACA ON BEHALF
OF ITSELF AND ITS WHOLLY-OWNED
SUBSIDIARIES, AGCHOICE FARM CREDIT,
FLCA, AND AGCHOICE FARM CREDIT, PCA, as
a Voting Participant

By:	/s/ Joshua L. Larock
Name: Joshua L. Larock
Title: Vice President

If a second line is required:

By:
Name:
Title:

Signature Page to Second Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Michael Grad
Name: Michael Grad
Title: Director

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SCOTIABANK (IRELAND) DESIGNATED
ACTIVITY COMPANY, as a Lender

By:	/s/ Sue Foster
Name: Sue Foster
Title: CEO

By:	/s/ David White
Name: David White
Title: Director

Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mike Delaney
Name: Mike Delaney
Title: Director

If a second signature line is required:

By:
Name:
Title:

Signature Page to Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Nicholas Guzzardo
Name: Nicholas Guzzardo
Title: Assistant Vice President

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BMO HARRIS BANK N.A., as a Lender

By:	/s/ Matthew Gerber
Name: Matthew Gerber
Title: Director

Signature Page to Second Amendment to Credit Agreement

LENDERS:		CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Patrick McCarthy
Name: Patrick McCarthy
Title: Senior Vice President

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LENDERS:		CITIBANK, N.A., as a Lender

	By:	/s/ Scott Slavik
Name: Scott Slavik
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

CITIZENS BANK OF PENNSLVANIA, as a Lender

By:	/s/ William J. O'Meara
Name: William J. O'Meara
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

COBANK, ACB, as a Lender

By:	/s/ Natalya Rivkin
Name: Natalya Rivkin
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH, as a
Lender

By:	/s/ Pedro Bell
Name: Pedro Bell
Title: Director

By:	/s/ Veli-Matti Ahonen
Name: Veli-Matti Ahonen
Title: Assistant Vice President

Signature Page to Second Amendment to Credit Agreement

COMPEER FINANCIAL, FLCA, as a Voting
Participant

By:	/s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Director, Capital Markets

Signature Page to Second Amendment to Credit Agreement

LENDERS:		COMPEER FINANCIAL, PCA, as a Lender

	By:	/s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Director, Capital Markets

Signature Page to Second Amendment to Credit Agreement

CREDIT INDUSTRIEL ET COMMERCIAL, as a
Lender

By:	/s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director

By:	/s/ Marcus Edward
Name: Marcus Edward
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW
YORK BRANCH, as a Lender

By:	/s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director

By:	/s/ Marcus Edward
Name: Marcus Edward
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

HSBC BANK PLC, as a Lender

By:	/s/ Renato Santos
Name: Renato Santos
Title: Associate Director

Signature Page to Second Amendment to Credit Agreement

COMPASS BANK, as a Lender
(Name of Institution)

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

BANCO SANTANDER, S.A., as a Lender

By:	/s/ Palaua Garcia
Name: Palaua Garcia
Title: VP

By:	/s/ Ignacio Martin-Aragon
Name: Ignacio Martin-Aragon
Title: VP

Signature Page to Second Amendment to Credit Agreement

KBC BANK N.V., NEW YORK BRANCH, as a
Lender

By:	/s/ Nicholas Philippides
Name: Nicholas Philippides
Title: Vice President

By:	/s/ Susan M. Silver
Name: Susan M. Silver
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director

Signature Page to Second Amendment to Credit Agreement

TD BANK, N.A., as a Lender

By:	/s/ Michelle Dragonetti
Name: Michelle Dragonetti
Title: Senior Vice President

Signature Page to Second Amendment to Credit Agreement

LENDER:		ING (IRELAND) DAC

	By:	/s/ Barry Fehily
Name: Barry Fehily
Title: Country Manager

	By:	/s/ Shaun Hawley
Name: Shaun Hawley
Title: Director

Signature Page to Second Amendment to Credit Agreement

LENDER:		CITY NATIONAL BANK

	By:	/s/ Diane Morgan
Name: Diane Morgan
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Richard Pace
Name: Richard Pace
Title: Managing Director

By:	/s/ Nanette Baudon
Name: Nanette Baudon
Title: Director

Signature Page to Second Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a
Lender

By:	/s/ Michael Kiss
Name: Michael Kiss
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

By:	/s/ Mark Koneval
Name: Mark Koneval
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

LENDER:		DNB CAPITAL, as a Lender

	By:	/s/ Philip F. Kurpiewski
Name: Philip F. Kurpiewski
Title: Senior Vice President

	By:	/s/ Kristie Li
Name: Kristie Li
Title: Senior Vice President

Signature Page to Second Amendment to Credit Agreement

FCS COMMERCIAL FINANCE GROUP, FOR
AGCOUNTRY FARM CREDIT SERVICES, FLCA
(SUCCESSOR BY MERGER TO UNITED FCS,
FLCA, D/B/A FCS COMMERCIAL FINANCE
GROUP), as a Voting Participant

By:	/s/ Erik Knight
Name: Erik Knight
Title: Assistant Vice President

Signature Page to Second Amendment to Credit Agreement

FARM CREDIT BANK OF TEXAS, as a Voting
Participant

By:	/s/ Ria Estrada
Name: Ria Estrada
Title: Vice President

Signature Page to Second Amendment to Credit Agreement

FARM CREDIT MID-AMERICA, FLCA, as a
Voting Participant

By:	/s/ Tim J. Fraley
Name: Tim J. Fraley
Title: Senior Credit Officer

Signature Page to Second Amendment to Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan James
Name: Jonathan James
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signature

If a second signature line is required:

By:
Name:
Title:

Signature Page to Second Amendment to Credit Agreement

GREENSTONE FARM CREDIT SERVICES,
FLCA, as a Voting Participant

By:	/s/ Jeff Pavlik
Name: Jeff Pavlik
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

HSBC FRANCE, as a Lender

By:	/s/ Christine Debu
Name: Christine Debu
Title: Responsible des Grands Clients
internationaux, Global Banking Markets

If a second signature line is required:

By:	/s/ Xiaoping Guo
Name: Xiaoping Guo
Title: Associate Director, Multi-National

Signature Page to Second Amendment to Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF
CHINA (USA), NA, as a Lender
(Name of Institution)

By:	/s/ Jeff Liu
Name: Jeff Liu
Title: SVP

If a second signature line is required:

By:
Name:
Title:

Signature Page to Second Amendment to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

Signature Page to Second Amendment to Credit Agreement

LENDERS:		TRISTATE CAPITAL BANK

	By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

Signature Page to Second Amendment to Credit Agreement

LENDERS:		UNICREDIT BANK AG

	By:	/s/ Ricarda Soltanmoradi
Name: Ricarda Soltanmoradi
Title: Managing Director

UNICREDIT BANK AG

	By:	/s/ Ken Hamilton
Name: Ken Hamilton
Title: Managing Director, Attorney in Fact

Signature Page to Second Amendment to Credit Agreement

LENDERS:		WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

	By:	/s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Director

Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA MERRILL LYNCH
INTERNATIONAL LIMITED, as a Lender

By:	/s/ Fiona Malitsky
Name: Fiona Malitsky
Title: Vice President

Signature Page to Second Amendment to Credit Agreement